Exhibit 23

PriceWaterhouseCoopers LLP

One South Market Square

Harrisburg, PA 17101-9916

Telephone (717) 231-5900

Facsimile (717) 232-5672

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 33-92512, No. 333-18555, No. 333-85655, No. 333-61794 and No. 333-116346) of Susquehanna Bancshares, Inc. of our report dated March 11, 2005 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10 K.

/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Harrisburg, PA

March 11, 2005